Exhibit 10.15
FIRST AMENDMENT TO THE
AMGEN NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009
The Amgen Nonqualified Deferred Compensation Plan as Amended and Restated Effective January 1, 2009 (the “Plan”) is hereby amended, effective April 11, 2011, as follows:
     The list of Employers in Appendix A is amended and restated to read as follows:
          Amgen Fremont Inc.
          Amgen Manufacturing, Limited
          Amgen Mountain View Inc.
          Amgen SF, LLC
          Amgen USA Inc.
          Amgen Worldwide Services, Inc.
          BioVex, Inc.
          Immunex Corporation
          Immunex Manufacturing Corporation
          Immunex Rhode Island Corporation
          Tularik Pharmaceutical Company
To record this First Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 7th day of April, 2011.

AMGEN INC.
By:	/s/ Brian McNamee
Brian McNamee
Senior Vice President, Human Resources